UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

Central Federal Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
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	(4)	Date Filed:

7000 N. High Street

Worthington, Ohio 43085

ADDITIONAL INFORMATION REGARDING THE

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 27, 2020

The following “Notice of Change of Location of Annual Meeting of Stockholders” relates to the Notice of Annual Meeting of Stockholders and the Proxy Statement (the “Proxy Statement”) of Central Federal Corporation (the “Company”), each dated April 22, 2020, furnished to stockholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Company’s Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Wednesday, May 27, 2020. This supplement is being filed with the Securities and Exchange Commission to provide notice of a change in location of the Annual Meeting and is being made available to stockholders on or about May 15, 2020.

THE NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT

NOTICE OF CHANGE OF LOCATION

OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 27, 2020

May 15, 2020

To the Stockholders of Central Federal Corporation:

Due to the emerging public health impact of the coronavirus (COVID-19) pandemic, and to support the health and well-being of our stockholders, employees and their families, NOTICE IS HEREBY GIVEN that the location of the 2020 Annual Meeting of Stockholders (the “Annual Meeting”) of Central Federal Corporation (the “Company”) has been changed. As previously announced, the Annual Meeting will be held on Wednesday, May 27, 2020, at 10:00 a.m., EDT. In light of public health concerns regarding the coronavirus pandemic and the resulting unavailability of the previously provided location, the Annual Meeting will be held in a virtual meeting format only, via webcast at www.virtualshareholdermeeting.com/CFBK2020. You will not be able to attend the Annual Meeting physically.

Additional Information About the Virtual Annual Meeting

The Annual Meeting will be conducted virtually via webcast. You will be able to attend and participate in the meeting online, vote your shares electronically and submit questions prior to and during the Annual Meeting by visiting, and following the instructions available on, the virtual meeting website at:

www.virtualshareholdermeeting.com/CFBK2020

As described in the proxy materials for the Annual Meeting previously distributed, you are entitled to participate in the Annual Meeting if you were a stockholder of record of the Company as of the close of business on April 13, 2020, the record date for the Annual Meeting, or you hold a legal proxy from your bank or broker.

To participate in the Annual Meeting, you will need the 16-digit control number included on your proxy card. The Annual Meeting will begin promptly at 10:00 a.m., EDT, on May 27, 2020. Participants are urged to allow plenty of time to log in and ensure that they can hear streaming audio prior to the start of the Annual Meeting.

Whether or not you plan to participate in the virtual Annual Meeting, we urge you to submit your proxy or vote in advance of the meeting using one of the available methods described in the proxy materials for the Annual Meeting. Please review the proxy materials prior to voting. If you have any questions or require assistance in voting your shares, please call the Company’s proxy solicitor, Laurel Hill Advisory Group, LLC, at 1-888-742-1305. The proxy card included with the proxy materials previously distributed will not be updated to reflect the change in location and format and may continue to be used to vote your shares in connection with the Annual Meeting.

BY ORDER OF THE BOARD OF DIRECTORS

Timothy T. O’Dell
President and Chief Executive Officer

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on May 27, 2020: The Company’s Proxy Statement for the Annual Meeting, the form of proxy card and the Company’s 2019 Annual Report to Stockholders are available at http://CFBankonline.com.